Exhibit 10.15

EPIQ SYSTEMS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

2004 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (“Agreement”) is made as of this                 day of                                 , 20      , by and between EPIQ SYSTEMS, INC., a Missouri corporation (the “Company”), and                                                 (the “Participant”).

WITNESSETH:

WHEREAS, on June 2, 2004, the Board of Directors of the Company and the Company’s shareholders adopted the EPIQ Systems, Inc. 2004 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Plan provides for granting of nonqualified stock options (“NSOs”) to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries to purchase shares of Company Common Stock (the “Stock”); and

WHEREAS, the Company has designated the Participant as a participant of the Plan who is eligible for a grant of a NSO under the Plan and desires to grant to the Participant a NSO in accordance with purposes and provisions of the Plan and the terms and conditions of this Agreement as set forth herein;

WHEREAS, the Participant desires to accept the NSO in accordance with the provisions of the Plan and the terms and conditions of this Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

SECTION 1. GRANT OF OPTION

The Company hereby grants to the Participant the right and option (the “Option”) to purchase all or any part of an aggregate of                      (                ) shares of the Stock of the Company (the “Option Shares”) (such number being subject to adjustment as provided in Section 11 hereof) on the terms and conditions set forth herein. This Option is a nonqualified stock option.

SECTION 2. PURCHASE PRICE

The purchase or exercise price of the Option Shares shall be                                (                  ) per share, which price represents not less than one hundred percent (100%) of the Fair Market Value (as defined in Section 14 hereof) of a share of Stock as of the date of grant of the Option as determined by the Compensation Committee of the Board of Directors of the Company (“Committee”). The purchase price is subject to adjustment as provided in Section 11 hereof.

SECTION 3. MEDIUM OF PAYMENT

The parties agree that full payment of the purchase price for the Option Shares shall be payable either:  (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding mature shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options exercised, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares of Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of mature shares of Stock issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Such shares of Stock shall be valued at their fair market value on the date the Option is exercised in accordance with the terms of this Agreement.

For purposes of clause (i) and (iv) above, “mature shares” shall mean those shares of Stock tendered or withheld, as the case may be, in payment of the exercise price (provided that such tendered/withheld shares of Stock have not been subject to any substantial risk of forfeiture) that have been owned by Participant for at least six months prior to the date of exercise.

SECTION 4. OPTION TERM AND TERMINATION

(a)                                  No part of the Option shall be exercised after ten (10) years from the date hereof.

(b)                                 All rights to exercise the Option hereunder shall be either terminated or forfeited in accordance with the following provisions:

(i)                                     Death or Disability. If Participant ceases to be a director, officer or employee of the Company and any Subsidiary due to death or Disability (as defined under the Plan), (A) all of the Participant’s Option Shares that were exercisable on the date of death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of one year from the date of such death or Disability, but in no event after the expiration date of the Option Shares; provided that, in the case of Disability, the participant does not engage in Competition (as defined under the Plan) during such one year period unless he or she received written consent to do so from the Board of Directors or the Committee, and (B) all of the Participant’s Option Shares that were not exercisable on the date of death or Disability shall be forfeited immediately upon such death or Disability; provided, however, that such Option Shares may become fully vested and exercisable in the discretion of the Committee.

(ii)                                  Retirement. If a Participant ceases to be a director, officer or employee of the Company and any Subsidiary upon the occurrence of his or her Retirement (as defined under the Plan), (A) all of the Participant’s Option Shares that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the Option Shares; provided that the Participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board of Directors or the Committee, and (B) all of the Participant’s Option Shares that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Option Shares may become fully vested and exercisable in the discretion of the Committee.

(iii)                               Discharge for Cause. If a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause (as defined under the Plan), or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Participant’s Option Shares shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv)                              Other Termination. Unless otherwise determined by the Committee, if a Participant ceases to be a director, officer or employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the Participant’s Option Shares that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the Option Shares; provided that the Participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board of Directors or the Committee, and (B) all of the Participant’s Option Shares that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

SECTION 5. TIME OF EXERCISE

(a)                                  [Insert vesting schedule]

(b)                                 The Option or any installment of the Option, as described in (a) above, which has become exercisable, may be exercised at any time from time to time (so long as the term of the Option or such installment thereof has not expired), as to all or any part thereof; provided, that the Option may not be exercised for a fractional share of Stock.

(c)                                  Notwithstanding anything to the contrary set forth in Section 5(a) above, if there is a Change in Control of the Company (as defined under the Plan), all of the Participant’s Option Shares shall become fully vested and exercisable upon such Change in Control and shall remain so until the expiration date of the Option Shares, whether or not the Participant is subsequently terminated.

SECTION 6. METHOD OF EXERCISE AND ISSUANCE OF SHARES

(a)                                  Each exercise of the Option, or all or any portion of an installment thereof, shall be by written notice of exercise delivered to the President or Chief Financial Officer of the Company at the Company’s principal place of business specifying the number of shares of Stock to be purchased and accompanied by payment in the manner elected in Section 3 hereof.

(b)                                 As soon as practicable after any such exercise in accordance with the foregoing provisions, the Company shall deliver certificate(s) to the Participant representing the Stock which relates to such exercise.

SECTION 7. NONTRANSFERABILITY

The Option, and all rights and privileges hereunder, shall be nonassignable and nontransferable by the Participant, either voluntarily or by operation of law (except (i) by will, (ii) by operation of the laws of descent and distribution, or (iii) to a Participant’s Family Member (as defined under the Plan) by gift or a qualified domestic relations order, nor shall they be pledged or hypothecated in any way, and shall be exercisable only by the Participant (or his/her permissible assigns as defined hereunder) during his lifetime.

SECTION 8. SHARE AUTHORIZATIONS, CONSENTS, ETC.

The Company, during the term of the Option, will have a sufficient number of shares of Stock authorized to satisfy this Option. The Company will seek to obtain from each regulatory commission or agency having jurisdiction, such authority as may be required to issue and sell Stock to satisfy the Option. The inability of the Company to obtain from any such regulatory commission or agency authority, which counsel for the Company deems necessary for the lawful issuance and sale of the Stock to satisfy the Option, shall relieve the Company from any liability for failure to issue and sell stock to satisfy the Option until such time as such authority is obtained.

SECTION 9. INVESTMENT REPRESENTATIONS

The Participant may be required, if it is deemed necessary in the opinion of counsel of the Company, to represent to the Company at the time of exercise that it is his intention to acquire the Stock for his private investment only and not for resale or distribution to the public. The Company may stamp any certificate representing such Stock with a legend to the effect that such Stock has not been registered under the Securities Act of 1933 and that it may not be sold or transferred until so registered, or until an opinion of counsel satisfactory to the Company is received to the effect that such registration is not necessary. In the event any Stock issued pursuant to this Plan is registered under the Securities Act of 1933, as amended, then the investment representations and restrictions imposed pursuant to federal securities law shall automatically be inoperative with respect to such Stock. Nothing herein shall be deemed to obligate the Company to so register any of such Stock.

SECTION 10. RIGHTS AS STOCKHOLDER

The Participant shall have no rights as a stockholder with respect to any Stock issuable pursuant to this Option until the certificate(s) representing such Stock shall have been issued and delivered to him. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Stock certificate(s) is delivered to the Participant.

SECTION 11. CHANGES IN CAPITAL STRUCTURE

(a)                                  The Option granted hereunder shall be subject to adjustment by the Committee as to the number and price of shares subject to such Option in the event of changes in the outstanding shares of Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of the Option. In the event of any such change in the outstanding shares of Stock, the aggregate number of Option Shares, which remain outstanding, and the exercise price thereof, under this Agreement shall be approximately adjusted by the Committee, whose determination shall be conclusive.

(b)                                 Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the shares of Stock then subject to Option granted hereunder.

(c)                                  Without limiting the generality of the foregoing, the Option granted hereunder shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares of Stock subject to Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

SECTION 12. CONTINUATION OF EMPLOYMENT

Nothing herein shall confer upon the Participant any right to continued employment, if applicable, or interfere with the right of the Company or a Subsidiary to terminate his/her employment at any time, for any reason.

SECTION 13. TAX TREATMENT AND WITHHOLDING TAXES

The Company intends that the Option will be considered a nonstatutory stock option under the Internal Revenue Code of 1986, as amended. The Company has the right to require the Participant or Participant’s permitted successor in interest to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such Option Shares.

The foregoing is not intended as tax advice to the Participant. The Participant should consult his own tax advisor.

SECTION 14. FAIR MARKET VALUE

As used herein, the Fair Market Value shall be the officially quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Stock determined in good faith by the Committee; provided, however, that when shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

SECTION 15. GOVERNING LAW

This Agreement shall be subject to, and governed by, the Laws of the State of Delaware irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

SECTION 16. CONSTRUCTION

In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted. Capitalized terms not defined herein shall have those meanings assigned to them in the Plan.

SECTION 17. BINDING EFFECT

This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 18. THE PLAN

The Option is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but, unless otherwise provided by the Plan, no such amendment shall adversely affect the Participant’s rights under the Option, without his consent. Pursuant to the Plan, the Board or the Committee, as the case may be, has final authority to construe and interpret the provisions of the Plan and the Option. A copy of the Plan in its present form is available for inspection by the Participant during business hours at the principal office of the Company.

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its duly authorized officers, and the Participant has executed this instrument, all as of the day and year first above written.

EPIQ SYSTEMS, INC.
“Company”	“Participant”

By:
Name:
Title: